              As filed with the Securities and Exchange Commission
                               on October 1, 1998

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                        PHYSICIAN RELIANCE NETWORK, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      TEXAS
- --------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   75-2495107
- --------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                           5420 LBJ FREEWAY, SUITE 900
                                DALLAS, TX 75240
- --------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                        PHYSICIAN RELIANCE NETWORK, INC.
                             1993 STOCK OPTION PLAN
- --------------------------------------------------------------------------------
                            (Full title of the plan)

                              GEORGE P. MCGINN, JR.
                           5420 LBJ FREEWAY, SUITE 900
                                DALLAS, TX 75240
- --------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (972) 392-8700
- --------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================

TITLE OF SECURITIES          AMOUNT TO BE          PROPOSED MAXIMUM               PROPOSED MAXIMUM               AMOUNT OF
TO BE REGISTERED              REGISTERED       OFFERING PRICE PER SHARE(*)    AGGREGATE OFFERING PRICE       REGISTRATION FEE
=============================================================================================================================
COMMON STOCK                1,725,598 SHARES             $9.8125                    $16,932,431                   $4,996
  AND ASSOCIATED
  STOCK PURCHASE RIGHTS
=============================================================================================================================

(*) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low price per share of the Registrant's Common Stock as reported on The Nasdaq Stock Market's National Market on September 24, 1998.

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value per share (the "Common Stock"), of Physician Reliance Network, Inc., a Texas corporation (the "Registrant"), issuable pursuant to the Physician Reliance Network, Inc. 1993 Stock Option Plan. The Registrant's previously filed Registration Statement on Form S-8 (No. 33-80955), as filed with the Securities and Exchange Commission (the "Commission") on December 29, 1995, is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

         3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998;

         4. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated September 27, 1994, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby; and

         5. The description of the Registrant's stock purchase rights contained in the Registration Statement on Form 8-A, dated June 3, 1997, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part thereof.

Item 8. Exhibits

        See Exhibit Index (page II-4)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of September, 1998.

                                         PHYSICIAN RELIANCE NETWORK, INC.

                                         By: /s/ John T. Casey
                                             -----------------------------------
                                             John T. Casey
                                             Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints John T. Casey, and George P. McGinn, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                      Date
- ---------                                  -----                                      ----


/s/ John T. Casey                          Chairman of the Board                       September 30, 1998
- ------------------------------------       and Chief Executive
John T. Casey                              Officer (Principal Executive
                                           Officer)



/s/ Michael N. Murdock                     Executive Vice President and                September 30, 1998
- ------------------------------------       Chief Financial Officer
Michael N. Murdock                         (Principal Financial and
                                           Accounting Officer)



/s/ Joseph S. Bailes, M.D.                 Director                                    September 30, 1998
- ------------------------------------
Joseph S. Bailes, M.D.


/s/ Nancy G. Brinker                       Director                                    September 30, 1998
- ------------------------------------
Nancy G. Brinker


/s/ J. Taylor Crandall                     Director                                    September 30, 1998
- ------------------------------------
J. Taylor Crandall


/s/ Robert W. Daly                         Director                                    September 30, 1998
- ------------------------------------
Robert W. Daly

                                           Director
- ------------------------------------
Terrence J. Mulligan


/s/ Boone Powell, Jr.                      Director                                    September 30, 1998
- ------------------------------------
Boone Powell, Jr.


/s/ Merrick H. Reese, M.D.                 Director                                    September 30, 1998
- ------------------------------------
Merrick H. Reese, M.D.


/s/ Burton S. Schwartz, M.D.               Director                                    September 30, 1998
- ------------------------------------
Burton S. Schwartz, M.D.

                                  EXHIBIT INDEX

    Exhibit
    Number                    Description
    ------                    -----------

     4(a)     Articles of Incorporation of the Registrant, as amended
              (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996)

     4(b) Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(2) to the Registrant's Registration Statement on Form
              S-1 (Registration No. 33-84436))

     4(c)     Rights Agreement, dated as of June 2, 1997, between
              Physician Reliance Network, Inc. and Harris Trust and
              Savings Bank, as Rights Agent, which includes as exhibits the Form of Rights Certificate and the Summary of Rights Agreement (incorporated herein by reference to the Registrant's Current Report on Form 8-K, dated June
              5, 1997)

     4(d)     1993 Stock Option Plan, as amended

     5        Opinion of Bass, Berry & Sims PLC

     23(a)    Consent of Arthur Andersen, LLP

     23(b)    Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

     24       Power of Attorney (included on Page II-2)